Exhibit 99.1
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Press Release

February 28, 2005

For Immediate Release
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For Information Contact:

NCRIC Group, Inc.:
Eric R. Anderson, Senior Vice President, Corporate Communications and Investor Relations - 202.969.3102

ProAssurance Corporation:
Frank B. O'Neil, Senior Vice President, Corporate Communications and Investor Relations - 205.877.4461


SUMMARY
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NCRIC Group, Inc. and ProAssurance Corporation announce that their respective
Boards have approved an agreement to merge NCRIC into ProAssurance in a stock-for-stock transaction that values NCRIC at $10.10 per share, based on the closing price of ProAssurance common stock on Friday, February 25, 2005. The combination of the two companies will expand ProAssurance's mid-Atlantic operations in key states that meet its growth and return goals. The transaction is expected to be accretive to ProAssurance's book value and earnings per share in 2005.

NCRIC TO MERGE INTO PROASSURANCE IN A STOCK TRANSACTION

WASHINGTON, D.C. and BIRMINGHAM, AL - (BUSINESS WIRE) - February 28, 2005 - NCRIC Group, Inc. (NASDAQ National Market: NCRI) and ProAssurance Corporation (NYSE: PRA) announced today an agreement to merge NCRIC into ProAssurance in a $69.6 million, all-stock transaction which values NCRIC at $10.10 per share, based on the closing price of ProAssurance common stock on Friday, February 25, 2005.

Under the terms of the agreement each holder of common stock of NCRIC will have the right to receive 0.25 of a share of ProAssurance common stock for each share of NCRIC common stock. This exchange ratio is subject to adjustment in the event that the market price of the ProAssurance stock prior to the closing either exceeds $44.00 or is less than $36.00 such that the exchange ratio would then be adjusted such that the value per NCRIC share would neither exceed $11.00 nor be less than $9.00, respectively. The transaction is subject to required regulatory approvals and a vote of NCRIC stockholders and is expected to close early in the third quarter of 2005.

"The foundation of ProAssurance and our successor organizations is built on identifying and successfully integrating companies that strengthen our ability to expand our existing business," said A. Derrill Crowe, M.D., the Chairman and CEO of ProAssurance. He praised NCRIC's dominant market position and successful operations in its home market of Washington, D.C., and added that NCRIC's presence in Delaware and Virginia will make it a valuable addition to the ProAssurance family of insurance companies. He said, "NCRIC is the largest writer in Delaware and one of the top four writers in Virginia. ProAssurance had already targeted both states for growth, so we have an understanding of the market and we think this transaction will give us an important boost."

ProAssurance President and COO, Victor T. Adamo, said the Company had conducted extensive due diligence with NCRIC's cooperation, with a particular focus on NCRIC's loss reserves, their physician-focused operating model, and the prospective profitability of their book of business. He said, "NCRIC is today announcing actions to strengthen their loss reserves. We believe this brings them to a level of adequacy comparable to that of ProAssurance. Because NCRIC's operational and financial goals are similar to those of ProAssurance, we believe they will fit into our operating model with minimal disruption for either organization."

Dr. Crowe added, "NCRIC has a solid reputation for customer service and advocacy that's much like ours. We plan to build on that foundation as we apply ProAssurance's operating philosophy to ensure our long-term success in those markets."

R. Ray Pate, Jr., President and CEO of NCRIC commented, "The affiliation with ProAssurance will provide benefits to our stockholders, policyholders and staff, including enhanced liquidity and added financial strength to better withstand the volatility inherent in our business."

Nelson P. Trujillo, M.D., Chairman of NCRIC stated, "Our policyholders have always counted on NCRIC to stand behind them and we believe this transaction will best allow us to continue to fulfill that promise. We think ProAssurance is a model for combining policyholder advocacy, balance sheet strength and financial performance to ensure long-term success."

The proposed transaction would add $87.2 million in gross written premiums to ProAssurance's Professional Liability segment and increase ProAssurance's assets by $292.9 million, based on NCRIC's unaudited 2004 results. NCRIC's stockholders' equity is $72.0 million and its tangible stockholders' equity is $64.7 million. ProAssurance expects the transaction to be accretive to book value per share in 2005. The transaction should also be accretive to earnings per share and will be accounted for under the rules of purchase accounting.

ProAssurance's Board is being advised by Cochran, Caronia & Co. and the Board of NCRIC is being advised by Sandler O'Neill & Partners, L.P. The Boards of both companies have approved the transaction, which is subject to ratification only by NCRIC stockholders. NCRIC's Board has recommended that their stockholders approve the consolidation. The transaction is also subject to regulatory approvals.

The proposed transaction will be submitted to NCRIC's stockholders for their consideration. ProAssurance and NCRIC will file with the SEC a registration statement and a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Stockholders of NCRIC are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about ProAssurance and NCRIC, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Eric Anderson, Senior Vice President, Investor Relations, NCRIC Group, Inc., 1115 30th Street, N.W., Washington, D.C. 20007, tel: (202) 969-3102 or to Frank B. O'Neil, Senior Vice President, Corporate Communications and Investor Relations, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, tel: (205) 877-4461.

NCRIC Group, Inc. and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of NCRIC in connection with the proposed merger. Information about the directors and executive officers of NCRIC and their ownership of NCRIC common stock is set forth in the proxy statement, dated April 2, 2004, for NCRIC's 2004 annual meeting of stockholders, as filed with the SEC.

Conference Call
ProAssurance Corporation will participate with NCRIC's management in a conference call scheduled for Monday, February 28, 2005 at 9:30 AM ET. In a separate press release today, NCRIC also announced its results for the fourth quarter and year-ended December 31, 2004. NCRIC will discuss the results in this same call. Investors who wish to participate may do so by dialing (800) 406-5356 or (913) 981-5572, and giving passcode 1434317. The call will also be webcast in a listen-only format through the Investor Relations sections of both company's websites, NCRIC.com and ProAssurance.com, as well through StreetEvents.com. A telephone replay will be available through March 11, 2005 at (888) 203-1112 or
(719) 457-0820, using passcode 1434317. The webcast will also be archived and replays will be available through March 15, 2005 on the Investor Relations section the websites of both companies.

About NCRIC Group, Inc.
NCRIC is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in Washington, D.C., NCRIC has offices in Wilmington, Delaware; Greensboro, North Carolina; Richmond and Lynchburg, Virginia; and Charleston, West Virginia. NCRIC provides services to more than 4,700 physician clients.

About ProAssurance Corporation
ProAssurance is a specialty insurer with more than $3.2 billion in assets and almost $790 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and its principal professional liability subsidiaries and MEEMIC, Standard & Poor's assigns its principal professional liability carriers a rating of "A-" ("Strong"), and Fitch assigns a rating of "A-" to its subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

Caution Regarding Forward-Looking Statements
This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003 and Form 10Q for the most recent quarter. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

Relating to the ongoing operations of the combined companies:
         o General economic conditions, either nationally or in our market area, that are worse than expected;
         o regulatory and legislative actions or decisions that adversely affect our business plans or operations;
         o        price competition;
         o        inflation  and changes in the interest  rate  environment  the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;
         o changes in laws or government regulations affecting medical professional liability insurance and practice management and financial services;
         o        changes to our ratings assigned by A.M. Best;
         o        the effect of managed healthcare;
         o uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance; and changes in the availability, cost, quality, or collectibility of reinsurance;
         o significantly increased competition among insurance providers and related pricing weaknesses in some markets.
         o        changes  in  accounting  policies  and  practices,  as  may be adopted by our regulatory agencies and the Financial Accounting Standards Board; and
         o        changes in our organization, compensation and benefit plans.

Relating to the proposed transaction with ProAssurance:
         o The business of ProAssurance and NCRIC may not be combined successfully, or such combination may take longer to accomplish than expected;
         o the cost savings from the merger may not be fully realized or may take longer to realize than expected;
         o operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;
         o governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
         o restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations; and
         o        the stockholders of NCRIC may fail to approve the merger.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information, contact:

NCRIC Group, Inc.
Eric R. Anderson
Senior Vice President, Investor Relations
202.969.3102
800.613.3615
anderson@ncric.com

ProAssurance Corporation
Frank B. O'Neil
Senior Vice President, Corporate Communications
205-877-4460
800-282-6242
foneil@proassurance.com

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February 28, 2005